TO JOIN ANY LINKSHARE NETWORK, YOU MUST BE AN INDIVIDUAL OVER THE AGE OF EIGHTEEN (OR ANY HIGHER AGE REQUIRED UNDER THE LAWS OF YOUR PLACE OF DOMICILE IN ORDER TO ENTER INTO CONTRACTS), A CORPORATION, LIMITED PARTNERSHIP, LIMITED LIABILITY COMPANY OR ANOTHER KIND OF ENTITY RECOGNIZED BY THE LAW AS A LEGAL PERSON SEPARATE FROM ITS OWNERS. INDIVIDUALS, HOWEVER, MAY NOT JOIN THE LINKSHARE UKSM NETWORK.

IN ADDITION, YOU MAY USE ANY LINKSHARE NETWORK ONLY FOR A BUSINESS PURPOSE AND NOT FOR A PERSONAL, HOUSEHOLD OR FAMILY PURPOSE; THE BUSINESS THAT YOU CONDUCT THROUGH ANY LINKSHARE NETWORK MUST BE YOUR PRIMARY BUSINESS OR AN INTEGRAL PART OF YOUR PRIMARY BUSINESS; AND YOUR USE OF ANY LINKSHARE NETWORK MUST BE INTEGRALLY RELATED TO SUCH BUSINESS.

YOU MAY NOT JOIN OR USE ANY LINKSHARE NETWORK IF YOU DO NOT SATISFY THE REQUREMENTS OF THE NETWORK POLICIES REFERRED TO IN THE FOLLOWING AGREEMENT.

TO BE AN AUTHORIZED MEMBER OF ANY LINKSHARE NETWORK, YOU MUST AGREE TO THE TERMS OF THE FOLLOWING AFFILIATE MEMBERSHIP AGREEMENT. PLEASE READ THE AGREEMENT CAREFULLY BEFORE JOINING OR USING ANY LINKSHARE NETWORK.

BY CLICKING ON THE "ACCEPT" BUTTON OR USING ANY LINKSHARE NETWORK, YOU AGREE TO BE BOUND BY ALL OF THE TERMS OF THIS AGREEMENT. IF YOU DO NOT ACCEPT THIS AGREEMENT, DO NOT USE ANY LINKSHARE NETWORK.

AFFILIATE MEMBERSHIP AGREEMENT

This Affiliate Membership Agreement is between LinkShare Corporation, a Delaware, U.S.A. corporation ("LinkShare," "We" or "Us") and You ("You" or "Member").

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties, intending to be legally bound, agree as follows:

SECTION 1. BACKGROUND

1.1. Certain Website owners ("Merchants") may seek to increase visitor traffic through a program commonly called an "affiliate program." A Merchant with an affiliate program invites Website owners or others to join the program and display or distribute the Merchant's advertising that includes a hyperlink that leads to the Merchant's Website. Persons who join a Merchant's affiliate program ("Online Affiliates" of that Merchant) receive compensation from the Merchant based on tracked sales of products or services, application completions or other specified activities by Web users who activate the hyperlink.

1.2. LinkShare directly or indirectly operates, over the Web, one or more affiliate marketing networks that have two types of participants: (1) Merchants who join in order to operate an affiliate program and (2) others who join in order to participate as Online Affiliates in the affiliate programs of those Merchants.

1.3. You desire to participate in one or more of such networks as a potential Online Affiliate for Merchants in such network(s), and this Agreement contains the terms and conditions for that participation.

SECTION 2. DEFINED TERMS

2.1. References to "this Agreement" are to the following, collectively: (i) this Affiliate Membership Agreement, (ii) LinkShare's Network Policies For Affiliates that are posted on a LinkShare Webpage identified on the relevant Network Site (as defined in Section 2.3) or otherwise made accessible to You (the "Network Policies"), (iii) any additional or different terms specifically applicable to membership in any Network (as defined in Section 2.3) that LinkShare posts on the relevant Network Site or otherwise makes available and requires that You accept in order to join or continue to use such Network (the "Additional Terms"), and (iv) any supplement to this Affiliate Membership Agreement signed by both parties (a "Supplement"), in each case as such terms may be amended, supplemented or replaced from time to time as provided in Section 5. To review the Network Policies that are currently in effect for the various LinkShare Networks, click here.

2.2. The term "Web" means the part of the Internet commonly referred to as the World Wide Web or any replacement or similar network or resource which permits the sharing of electronic files, graphics or information, regardless of how it is accessed by users, whether through computers, WebTV, cable set-top boxes, cellular telephones or other wireline or wireless device, platform or technology. A capitalized term used in this Agreement is defined in the provision of this Agreement first used or in Section 2.3. Unless defined in this Agreement or unless the context otherwise requires, terms used in this Agreement that have commonly accepted meanings within the Web-based e-commerce industry are intended to have such meanings. The term "Website" means a site on the Web and, where the context requires, a person owning or operating a site on the Web.

2.3. The following terms have the meanings indicated:

"Content" Information, communications, software, photos, text, video, graphics, music, sounds, images and other material.

"Link" Any software, software code, programming or other technology or method (or any combination of the foregoing) that (i) creates a hyperlink between two Websites, or (ii) otherwise causes a Web access device to display to its user a "banner," "button," text-mention, word, phrase, logo or other textual or graphical material that, when "clicked on" or otherwise activated by a person, results in a Website featured in the link being served to such person (i.e., the screen of the visitor's Web access device displays Content on the linked Website) or results in such person being able to electronically access or receive information, files, graphics or other items from the linked Website.

"LinkShare     Any affiliate marketing network now or hereafter operated by
          LinkShare
 Network" or by a corporate affiliate of LinkShare, including the affiliate marketing networks that LinkShare currently operates under the service names The LinkShare Network r, B2B LinkShareSM, and LinkShare UKSM, but excluding any "private label network" that is operated for a specific Merchant or restricted group of Merchants.

"Network" As of any time, any LinkShare Network, which You have joined in accordance with LinkShare's requirements and of which You are a member as of such time.

"Network  As of any time and with respect to any LinkShare Network, a person
 Affiliate"    which is a member of such LinkShare Network as a potential
          Online Affiliate for Network Merchants under an effective online or written agreement with LinkShare.

"Network  As of any time and with respect to any LinkShare Network, a person
 Merchant"     which is then a member of such LinkShare Network under an
          effective Merchant Agreement with LinkShare for purposes of conducting one or more affiliate programs.

"Network For any Network, the Webpage(s) or other area of the Website having the
Site" URL designated from time to time by LinkShare for use by members of that Network for the purpose of facilitating formation of Qualifying Links, accessing reports and otherwise participating in such Network.

"Program" An affiliate program or other performance-based marketing arrangement that any Network Merchant conducts through any Network.

"Program  For any Program, a Website that a Network Merchant is authorized to use
 Site"    in the relevant Network.

"Promotion"    A banner, text-mention, advertisement or other material by which a Network Merchant offers its products or services to Web users or otherwise seeks to attract Web users to its own Website.

"Qualifying    With respect to any Network and any Program in which You
          participate a
  Link" Link that (i) when activated by a viewer results in the viewer being redirected to or served, through or on the Network Site, a Webpage or duplicate of a Webpage of a Program Site, (ii) You post on Your Site authorized to be used in such Network or, subject to any prohibitions or limitations imposed by such Network Merchant, You include in an e-mail message, incorporate into browser or browser extension software, make available on a "kiosk" or otherwise make available to Web users, (iii) is of a kind and format for which LinkShare provides its tracking services for Network Merchants and (iv) is established through the interface of such Network Site or otherwise as instructed by LinkShare and includes any tracking or other code required by LinkShare, in each case in accordance with LinkShare's technical guidelines.

"Your Site"    For any Network, a Website that You own and operate and have properly registered for use in such Network.


2.3. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "or" means "and/or." If, in any provision of this Agreement, any example is given (through the use of the words "such as," "for example," "e.g." or otherwise) of the meaning, intent or operation of such provision, such example is intended to be illustrative only and not exclusive or limiting. The term "person" is to be broadly construed and includes any natural person or any corporation, trust, association, limited liability company, partnership, joint venture or other entity. A "corporate affiliate" of any person is any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first person, with "control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person. A "business day" is a weekday in New York City, USA, that LinkShare does not observe as a holiday. The word "Your" is a possessive pronoun that refers to You and the word "Our" is a possessive pronoun that refers to LinkShare.



2.4. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. Section or other headings or captions shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise stated, references in this Affiliate Membership Agreement to a Section or subsection are to a Section or subsection of this Affiliate Membership Agreement. All definitions apply equally to both the singular and plural forms of the terms defined. This Agreement shall be construed according to its fair meaning and not strictly for or against either party.

SECTION 3. NETWORK MEMBERSHIP



3.1. By clicking on an "Accept" or similar button on a Network Site or another Website of LinkShare or by using any Network, You acknowledge that You have read, accepted and agreed to be bound by the terms of this Agreement (including the Network Policies) with the same force and effect as if this Agreement were set forth in a written document that had been duly signed and physically delivered by You and LinkShare, and this Agreement becomes effective when You do so. In the event of any conflict between the respective express provisions of this Affiliate Membership Agreement, any applicable Network Policies, any applicable Additional Terms or any Supplement, the conflict shall be resolved in accordance with the following order of precedence: (i) Supplement, (ii) Additional Terms, (iii) Network Policies and
(iv) this Agreement.



3.2. To use any LinkShare Network as a Network Affiliate, You must register on the page of the relevant Network Site provided by LinkShare for such purpose. You agree to promptly provide LinkShare with accurate and complete updated registration information if and as such information changes. As part of the registration process for any Network, You shall be assigned a unique alphanumeric password and user name for that Network (Your "Credentials"). LinkShare may deny access to and use of any LinkShare Network unless or until any preconditions established by LinkShare and published on the registration area of the relevant Network Site are satisfied.



3.3. You represent and warrant to and agree with LinkShare as follows:

     The information You provide as part of the registration process or otherwise shall be, at the time provided, accurate and complete.

    You have carefully read this Agreement (including the applicable Network Policies, Additional Terms and Supplements, if any) and consulted Your own legal counsel to the extent You deem necessary (or shall have consciously decided not to consult a lawyer). You fully understand that this Agreement creates legally binding obligations on Your part.

    This Agreement has been duly and validly accepted, executed and delivered by You and constitutes Your legal, valid, and binding obligation, enforceable against You in accordance with its terms.

    The execution and delivery or acceptance or deemed acceptance and performance by You of this Agreement and the participation by You in any Network and any Program does not and shall not conflict with or violate (i) any law, rule, regulation, order, judgment, decree, agreement or instrument applicable to You or binding upon Your assets or (ii) if You are an entity, any provision of Your certificate of incorporation or other organizational documents.

    You shall independently evaluate the desirability of participating in any Network or Program You apply to or join. You agree that in deciding to participate in any Network or any Program, You shall not rely on any representation, warranty, guaranty or statement by LinkShare other than any representation expressly set forth in this Agreement and expressly stated to be a representation.

3.4. You agree not to resell, assign, sublicense or otherwise provide to any third person any of Your rights or benefits, or transfer or delegate any of Your obligations, under this Agreement or as a Network Affiliate without the prior written consent of LinkShare, except to the extent authorized by the Network Policies if You meet the requirements for acting as a "superaffiliate" set forth in the Network Policies.

3.5. You agree that, during the applicable Restricted Period (as defined below), You shall not maintain or create any Link outside of a Network with any Network Merchant on terms that provide for payment to You of compensation for levels of Web user activities attributable to such Link, other than a Qualifying Link through the relevant Network or otherwise enter into any agreement or arrangement with any Network Merchant intended to reduce the fees that would otherwise be payable to LinkShare by such Network Merchant. The term "Restricted Period" means, with respect to any Network Merchant, the period beginning on the effective date of this Agreement and ending on the first to occur of (i) one year after the date You cease to be a member of the relevant Network in accordance with this Agreement and (ii) the date such Network Merchant is entitled, by the express terms of its Merchant Agreement with LinkShare, to form links with Network Affiliates outside of the relevant Network without restriction. You may request LinkShare to inform You of the date referred to in clause (ii) of the immediately preceding sentence with regard to any specific Network Merchant by e-mailing LinkShare at notices@linkshare.com.

3.6. You agree that You are solely responsible for all tax obligations due to all taxing authorities arising from or in connection with Your participation in any Network or any Program, including federal, state, local and foreign withholding taxes, FICA, FUTA, Social Security, Medicare, SUI and any and all other federal, state, local and foreign taxes. In addition, You agree that payments to You by a Network Merchant or LinkShare on behalf of a Network Merchant shall be subject to withholding under any applicable tax law, rule or regulation. You shall promptly provide LinkShare with any information it reasonably requests in order to determine if withholding is required. If LinkShare acts for any Network Merchant in disbursing any payment due from it to You, then You authorize LinkShare to withhold taxes from payments to You that it believes in good faith are required. Without limiting the generality of the foregoing, You agree that, as between You and LinkShare, You are solely responsible for calculation and payment or collection of, accounting for and issuing or obtaining invoices relating to any applicable Value Added Taxes.

3.7. You understand and agree that participation in any Network will involve establishing contractual arrangements with LinkShare (including this Agreement) or LinkShare Merchants that are stored electronically on servers and are formed by means of "clicking on" an accept button on the LSN Site or a Merchant's Website or through other electronic means. You agree not to assert that any such contract is invalid or unenforceable solely because it takes such form or was formed by such means rather than taking the form of a written document formed by the manual signatures of the parties or another form or method

SECTION 4. MEMBERSHIP SERVICES

4.1. As a Network Affiliate in any Network, You shall be potentially eligible to join the Programs and receive offers to form Qualifying Links made by one or more Network Merchants who are members of that Network ("Link Offers"). As described in Section 6, the fact that Network membership makes You potentially eligible to join Programs or receive Link Offers does not necessarily mean that You shall also meet the eligibility requirements for participation in the Program or any Link Offer of any particular Network Merchant. Each Network Merchant is responsible for its own Programs and its own Link Offers, including providing the software code for the graphical artwork or other materials to use in Links.

4.2. You shall have, on the Network Site for any Network of which You are a member in good standing, an individual account accessible through the Web by use of Your Credentials. LinkShare shall periodically post to Your account reports regarding activities tracked by LinkShare for the Network Merchants with which You from time to time have Qualifying Links (Your "Affiliate Reports"). Subject to Section 5, the contents, format and frequency of Your Affiliate Reports for any Network shall be substantially the same as for the comparable reports that LinkShare provides without separate charge to Network Affiliates in such Network generally as part of its basic services for such Network, which may vary from time to time in LinkShare's discretion.

4.3. You shall be responsible for maintaining the confidentiality and security of Your Credentials and for all usage of Your account. Absent actual receipt of written notice to the contrary from You, LinkShare may assume that any person accessing any Network Site using Your Credentials is authorized to do so.

4.4. LinkShare shall not be liable to You as a result of failure by You or any Network Merchant to use Qualifying Links, including to the extent that such failure results in inaccurate reports or reduction of the amounts which would otherwise be payable to You by any Network Merchant.

4.5. You acknowledge that the accuracy, completeness and currency (in time) of the data included in Your Affiliate Reports is a function of the accuracy, completeness and currency of the underlying data that LinkShare obtains from Network Merchants. LinkShare shall not be responsible or liable for any errors in or omissions from such underlying data or any Network Merchant's failure to make or delay in making such data available to LinkShare or for any intentional or inadvertent deletion or disablement by You or a Network Merchant of any of LinkShare's tracking code or technology, or any consequences of the foregoing. LinkShare's obligation, if any, to provide data or Affiliate Reports to You or any Network Merchant is subject to the provision to LinkShare, on a timely basis, of the necessary data of the kinds and in the form, format and manner required by LinkShare. LinkShare may rely on any data, notice, instruction or request furnished to LinkShare by You, any Network Merchant or any other third party which is believed by LinkShare in good faith to be genuine.

4.6. If a Network Merchant reports a transaction or activity that occurred in a particular month to LinkShare after such month ends, then LinkShare may, in its discretion, incorporate that event into Your Affiliate Reports for that month or for some subsequent period.

4.7. You acknowledge and agree that each Network Merchant whose Program You join shall receive reports from LinkShare that identify You and may include data about You and Your Qualifying Links with that Network Merchant. If LinkShare is notified by a Network Merchant that it believes that its reports about its relationship with You contain an error or omission or otherwise require adjustment, LinkShare may elect to revise those reports as requested by the Network Merchant and make corresponding changes to Your Affiliate Reports. Since the reports LinkShare provides You and such Network Merchant are the bases for calculating the compensation, if any, due to You from that Network Merchant, any such adjustment may affect the amount of compensation to which You are entitled.

4.8. If You believe that any of Your Affiliate Reports for any month contains errors in the data about Your relationship with any Network Merchant, You must notify LinkShare and that Network Merchant within ten days after the end of that month or any shorter period that may be provided for in Your agreement with that Network Merchant so that, if possible, the matter may be resolved. If any Affiliate Reports for any month are corrected or adjusted after the end of the month, then the period within which You must notify LinkShare of errors in the corrected or adjusted data shall be ten days after such correction or adjustment is posted or any shorter period that may be provided for in Your agreement with the relevant Network Merchant. Any dispute between You and a Network Merchant about any error You report must be resolved by You and that Network Merchant

4.9. You acknowledge that Your entitlement to any compensation reported with respect to any tracked or reported activity is solely a function of the terms of Your agreement with the relevant Network Merchant and that such Network Merchant is solely responsible for its payment. The fact that a compensation amount is reported for any tracked activity does not necessarily mean that a payment is due to You from the relevant Network Merchant, since payment may be subject to conditions established by that Network Merchant, including policies regarding order cancellation, returned merchandise, receipt of pending credit card authorizations and minimums for earned compensation before payment is made. All determinations of Qualifying Links and the compensation due to You made by LinkShare shall be final and binding on You.


SECTION 5. CHANGES IN NETWORK, SERVICES AND MEMBERSHIP TERMS

5.1. LinkShare reserves the right to take, at any time, any of the following actions (each a "change"):

    Add to, remove or otherwise change the terms or provisions of this Agreement or replace this Agreement in its entirety.

   Add, remove, suspend or discontinue any aspect of any Network, limit, restrict, condition or deny access to or use of all or part of any LinkShare Network or otherwise change any Network or Your right to use any Network.

    Charge fees for continued access to or use of any Network or any aspect thereof or any services that LinkShare provides or makes available to You.

LinkShare may notify You of such change by posting a notice on the relevant Network Site or, in its discretion, by e-mail, newsletter, postal mail or personal or overnight delivery. Such change shall be effective when such notice is posted or otherwise given or any other time specified in such notice, except that

    If any such change would result in You becoming required to pay fees not previously payable or increase fees already payable, then such notice of such change shall be given by one of such means at least thirty days before such change becomes effective.

   In the case of any other change that would, in LinkShare's good faith and reasonable judgment, materially adversely affect Your rights or obligations under this Agreement, then such notice of such change shall be given by one of such means at least five business days' before such change becomes effective, except that shorter advance notice (but not less than two business days) may be given in a situation that LinkShare believes in good faith to be an emergency or otherwise have an adverse effect on a Network if a longer notice were given.

You are responsible for regularly reviewing each Network Site in order to learn of any changes. YOUR CONTINUED USE OF ANY NETWORK AFTER SUCH NOTICE IS POSTED OR OTHERWISE GIVEN (AND AFTER EXPIRATION OF ANY APPLICABLE PRIOR NOTICE PERIOD SPECIFIED ABOVE) SHALL CONSTITUTE YOUR BINDING AND LEGALLY ENFORCEABLE AGREEMENT TO SUCH CHANGE. IF YOU DO NOT WISH TO ACCEPT ANY SUCH CHANGE, THEN YOU MUST WITHDRAW FROM SUCH NETWORK AND CEASE USING SUCH NETWORK.

5.2. You acknowledge and agree that LinkShare may at any time enroll any person as a Network Affiliate on terms that differ from those contained in this Agreement, and may also operate other affiliate marketing networks or programs that are similar to or compete with any Network in which You are a member.

SECTION 6. PARTICIPATION IN THE AFFILIATE PROGRAMS OF NETWORK MERCHANTS

6.1. Subject to the terms of its Merchant Agreement with LinkShare, each Network Merchant has complete discretion in limiting the persons to whom it makes Link Offers or by whom its Link Offers may be accepted, and in establishing the terms and conditions of its Link Offers and agreements regarding its Qualifying Links and participation in its Program. In general, to accept any Link Offer by a Network Merchant, You shall be required to join the Program of such Network Merchant. Subject to the terms of its Merchant Agreement with LinkShare, each Network Merchant has complete discretion in setting eligibility and other requirements and conditions for membership and participation in its Program and Link Offers.

6.2. In order to join the Program or accept a Link Offer of a Network Merchant, You must follow the instructions and satisfy the requirements of that Network Merchant. In most cases, this will require, among other things, that You enter into an online or written agreement (an "Engagement") with such Network Merchant by which You accept, electronically or in writing, such Network Merchant's terms and conditions for participation in its Program or for accepting a Link Offer.

6.3. You agree to comply with the Engagements and other terms and requirements for participation established by each Network Merchant whose Program You join.

6.4. Subject only to compliance with Section 5.1, LinkShare may, with the consent of such Network Merchant, if required, but without Your prior approval, institute policies or procedures that have the effect of modifying the terms of Your Engagements with a Network Merchant. Upon effectiveness, such policy or procedure shall apply to You, notwithstanding any contrary provision of Your Engagements, and Your Engagements shall automatically be deemed to be modified to reflect such policy or procedure, without the necessity of any formal amendment of such Engagements or other action on Your, LinkShare's or any Network Merchant's part. No such modification, however, may have retroactive effect without Your consent.

6.5. You agree that You shall not:

    Place or use any Link of any Network Merchant except with the intention of delivering valid sales, leads, applications, accounts, clicks or other specified compensable actions to that Network Merchant;

   Distribute or display, or authorize or use any third party to distribute or display, any Qualifying Link or any other Link of any Network Merchant created or obtained through the Network by means of any browser extension or other software or technology which is downloaded to or installed on the Web user's personal computer or other Web access device and which serves advertisements, promotional material or links as an overlay upon, a substitute for content in, as a "pop-up" keyed by content or key words on a Webpage requested or viewed by such Web user;

   Inflate the number of applications, accounts, clicks or other specified compensable actions or any impressions of any Network Merchant's Webpage, Promotion or other Content by any method or using any device, program, hidden frames, java pop ups, Web bot, robot, automatic redirecting of users, autospawning of browsers or any other technique or means of generating automated click-throughs, requiring visitors to click on a Network Merchant's Link before entering any area of Your Site(s), by placing or including Promotions or links on pages of Your Site that automatically reload or go to another page without interaction from the user (for example, client pull or server push technology, METATAG reload, or refresh command on page html) or on any page that is not generally accessible to all Web users (for example, pop-up windows and hidden frames);

    Resell, assign, sublicense or otherwise provide any third person any of Your rights or benefits, or otherwise transfer or delegate any of Your obligations, as a participant in any Program, except to the extent authorized by the Network Policies if You meet the requirements for acting as a "superaffiliate" set forth in the Network Policies;

    Display, distribute or otherwise make available to Web users or others any Promotion of or any Link to any Program Site anywhere by any means or method prohibited by such Network Merchant or that violates any law, rule or regulation or any intellectual or other rights of such Network Merchant or any third party; or

    Use any name, trademark, service mark, domain name or other intellectual property of any third party in connection with Your use of the Network, Your participation in any Program or any Qualifying Link in any way or for any purpose that infringes or violates any law or any intellectual property or other rights of such third party, whether in order to increase the levels of compensable activities attributable to Your Qualifying Links or for any other purpose.

6.6. Network Merchants' offers and Engagements for payment to Network Affiliates of compensation per click-through or per specified number of click-throughs are subject to any and all restrictions, limitations and policies that LinkShare may institute at any time and from time to time. Such restrictions, limitations and policies apply to all such offers and Engagements, even if not so stated in their terms or even if their terms state something different.

6.7. If You violate any Network policy or engage in any actual or suspected fraudulent, abusive or illegal activity as a Network Affiliate or participant in any Network Merchant's Program, LinkShare may suspend or terminate Your membership in, access to and use of any or all Networks and Network Merchant's programs, and may require that any and all compensation otherwise due to You from any or all Networks or Network Merchants be forfeited. Such suspension, termination or forfeiture is in addition to any other rights and remedies that LinkShare or any Network Merchant may have in contract, at law or in equity. In addition, such activity may result in referral to the appropriate law enforcement agencies for investigation and, where appropriate, prosecution.

SECTION 7. TERMINATION OF MERCHANTS' PARTICIPATION IN A NETWORK

Any Network Merchant's participation in any Network may end or be suspended for a number of reasons, including expiration or early termination of its merchant agreement with LinkShare, and You shall not necessarily receive any prior notice that such Merchant's participation is ending. If a Network Merchant's participation in any Network ends or is suspended for any reason, its Program conducted through such Network shall end or be suspended and LinkShare may, without notice to You, terminate or suspend all Qualifying Links that You have with that Merchant immediately or, in LinkShare's discretion, at any time thereafter. You agree that LinkShare shall have no obligation or liability to You because of any termination or suspension of the participation of any Network Merchant in any Network or any of Your Qualifying Links with such Network Merchant or any consequence thereof (even if LinkShare was notified or otherwise aware that such consequence could result), whether such termination or suspension is by such Network Merchant or LinkShare, is with or without cause or occurs with or without notice.

SECTION 8. LINKSHARE IS A HOST ONLY

8.1 LinkShare is the host of each Network. Network Merchants and Network Affiliates are independent parties and LinkShare does not and shall not have any responsibility or liability for the acts, omissions, Promotions, Content or Links of any Network Merchant, Network Affiliate or other third party, including breaches of Engagements by Network Merchants, or for screening or policing the Websites or actions of Network Merchants or Network Affiliates. Without limiting the generality of the foregoing:

    The obligation to pay any compensation You earn from Your Qualifying Links is solely the responsibility of each Network Merchant with which You form those Qualifying Links, and LinkShare is not liable or responsible for payment or collection. That is true even if LinkShare at any time acts as a Network Merchant's agent for disbursing checks or payments and sends You a check or other payment drawn on a LinkShare account.

   The Engagements You enter into with a Network Merchant are solely obligations of such Merchant, not of LinkShare. If the terms of any such Engagement purport to create any obligation of liability on the part of LinkShare, those terms shall not bind LinkShare.

8.2 LinkShare's services do not involve investigating or resolving any claim or dispute involving You and any Network Merchant or other third party. If LinkShare, in its discretion, elects to investigate or otherwise become involved in any such claim or dispute, it shall not thereby undertake, assume or have any duty, obligation or liability to You or any other party to the claim or dispute.

SECTION 9. USE OF NETWORK, CONTENT, NAMES AND LOGOS

9.1. For each Network of which You are a member in good standing, LinkShare grants You a personal, non-exclusive, non-transferable, revocable and limited license and right, subject to the terms of this Agreement, to:

    Participate in such Network as a Network Affiliate.

    Access the areas of the relevant Network Site necessary for Your participation in such Network as a Network Affiliate.

    Solely for Your use in connection with Your participation in such Network, download Your individual Affiliate Reports.

    For the sole purpose of creating and maintaining Qualifying Links in accordance with this Agreement and Your Engagements, use any software code or other Content of LinkShare that is provided by LinkShare for such purpose, but only in the form so provided.

All other use of any Network, Network Site, Affiliate Reports and such software code or Content, including modification, publication, transmission, transfer or sale of, reproduction, creation of derivative works, distribution, performance, display, incorporation into another Web site or mirroring is prohibited. You agree that You shall not alter or modify such licensed code or Content in any way. This Agreement does not grant to You any license or right to use LinkShare's name or any of its logos or trade or service names or marks or, except for the limited licenses and rights expressly granted by the first sentence of this Section 9.1 while they endure, any of LinkShare's other intellectual property.

9.2. Your rights and licenses (if any) granted by this Agreement with respect to any Network are valid only while You remain a member of such Network as a Network Affiliate in good standing and comply with this Agreement. LinkShare reserves all of its rights in each Network Site and all such software code, reports and Content and Our other proprietary rights. LinkShare may revoke any such license at any time by giving You notice by e-mail or in writing.

9.3. You grant to Us a non-exclusive license to utilize Your corporate, service and trade names, domain name and logos to advertise, market, promote, and publicize in any manner Our rights hereunder or any Network. This license shall terminate upon the effective date of the expiration or termination of this Agreement. You also hereby grant to Us a worldwide, perpetual, irrevocable, royalty-free, sublicenseable (through multiple tiers) right to exercise all copyright and publicity rights, in any media now known or not currently known, with respect to any Content You provide to LinkShare.

9.4. You agree to provide LinkShare, promptly following its request, the server log files for Your Site(s) and any other information or data reasonably requested solely for the purpose of auditing or confirming activities related to the Network or Your participation in any Program, which LinkShare shall treat as Your confidential information and use solely for such purpose.

9.5. LinkShare makes no representation whatsoever about any other Website which You may access through any Network. You understand that when You access a non-LinkShare Website through any Network, it is independent from LinkShare. LinkShare acts as a passive conduit for the unfiltered online distribution and publication of Content by the members of a Network and does not attempt to control the Content that You or visitors to Your Site(s) shall receive or view. By its very nature, other people's Content may be offensive, harmful or inaccurate, and in some cases, may be mislabeled or deceptive. LinkShare disclaims control over or responsibility or liability for the Content on any other person's Website or posted or distributed on or through the Network or its resources or facilities.

9.6. You represent and warrant to LinkShare that all Content You upload to any Network Site or otherwise provide or use in connection with any Network is solely owned by You or provided or used by You with the express authority of the owners, does not infringe upon any other individual's or organization's rights (including intellectual property rights). By submitting Content to or for use on any Network Site or otherwise by LinkShare or distributing any Content through the Network or any of LinkShare's services or facilities, You automatically grant to LinkShare a royalty-free, perpetual, irrevocable, non-exclusive right and license to use, reproduce, sell, modify, adapt, publish, translate, create derivative works from, distribute, perform and display such Content (in whole or part) worldwide and to incorporate it in other works in any form, media, or technology; and

    represent and warrant to LinkShare that such Content does not contain any virus, trojan horse, worm, time bomb, cancelbot or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information

9.7. As between You and LinkShare, LinkShare shall own all information about the identities, postal and e-mail addresses, telephone numbers and names and contact information for Network Merchants and Network Affiliates (other than Your own) and the transactions conducted by any such person through any Network.

SECTION 10. RISK MANAGEMENT

10.1. EACH NETWORK AND ANY SUPPORT OR SERVICES FROM LINKSHARE ARE PROVIDED "AS IS" AND "AS AVAILABLE." TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LINKSHARE DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES

    OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE,

    THAT THE OPERATION OF ANY NETWORK, NETWORK SITE, SERVER, EMAILS SENT BY LINKSHARE, OR REPORTS SHALL BE UNINTERRUPTED OR ERROR-FREE OR WILL NOT CONTAIN OR INTRODUCE VIRUSES OR OTHER HARMFUL ELEMENTS OR COMPONENTS,

    AS TO THE ACCURACY, RELIABILITY OR SECURITY OF DATA,

    OF NON-INFRINGEMENT, OR

    ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

ANY LINKS USED OR CONTENT OR OTHER ITEM DOWNLOADED OR OTHERWISE OBTAINED THROUGH PARTICIPATION IN THE NETWORK OR ANY PROGRAM OF ANY NETWORK MERCHANT IS DONE AT YOUR OWN DISCRETION AND RISK AND LINKSHARE SHALL HAVE NO LIABILITY FOR ANY DAMAGE TO COMPUTER SYSTEMS OR LOSS OF DATA THAT MAY RESULT.

10.2. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOU (FOR YOURSELF AND YOUR CORPORATE AFFILIATES) HEREBY RELEASE LINKSHARE AND ITS CORPORATE AFFILIATES, OFFICERS, DIRECTORS, AGENTS, SUBCONTRACTORS, AND EMPLOYEES (THE "RELEASED PERSONS") FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, DAMAGES, COSTS, AND EXPENSES OF ANY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, DISCLOSED OR UNDISCLOSED, NOW EXISTING OR HEREAFTER ARISING THAT IN ANY WAY RESULT FROM, ARISE OUT OF OR RELATE TO

    THIS AGREEMENT,

    YOUR PARTICIPATION IN ANY NETWORK OR ANY MERCHANT'S PROGRAM,

    USE OR MISUSE OF ANY NETWORK OR ANY SUCH PROGRAM,

    RELIANCE ON ANY NETWORK OR ANY SUCH PROGRAM, INABILITY TO USE ANY NETWORK OR PARTICIPATE IN ANY SUCH PROGRAM,

    THE INTERRUPTION, SUSPENSION OR TERMINATION OF ANY NETWORK, ANY SUCH PROGRAM OR YOUR ACCESS TO, USE OF OR PARTICIPATION IN ANY NETWORK OR ANY SUCH PROGRAM, OR

    ANY ACT OR OMISSION OF LINKSHARE RELATIVE TO THE FOREGOING,

EXCEPT (AND IN ANY EVENT SUBJECT TO THE EXCLUSIONS AND LIMITATIONS SET FORTH IN AND OTHER APPLICABLE PROVISIONS OF THIS SECTION 10) ONLY FOR ANY LIABILITY OF LINKSHARE TO YOU THAT RESULTS PRIMARILY AND PROXIMATELY FROM LINKSHARE'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOU HEREBY WAIVE THE APPLICATION OF ALL EXISTING AND FUTURE LAWS THAT MAY LIMIT THE EFFICACY OF SUCH RELEASE. IF YOU ARE A CALIFORNIA RESIDENT, THEN WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, YOU WAIVE CALIFORNIA CIVIL CODE SECTION 1542, WHICH SAYS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR

SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." THIS SECTION 10.2 SHALL SURVIVE THE UNENFORCEABILITY OR OTHER FAILURE OF ANY PROVISION OF THIS AGREEMENT THAT PURPORTS TO EXCLUDE OR LIMIT REMEDIES OR LIABILITY.

10.3. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOU AGREE THAT IN NO EVENT SHALL LINKSHARE OR ANY OTHER RELEASED PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OR FOR ANY OTHER DAMAGES (HOWEVER DENOMINATED) FOR OR BASED ON OR MEASURED BY HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, LOSS OF OR ON ANY INVESTMENT, LOST PROFITS, LOSS OF OPPORTUNITY, LOSS OF USE, LOSS OF DATA, LOSS OF GOODWILL, COSTS OF REPLACEMENT GOODS OR SERVICES OR OTHERWISE. THIS SECTION SHALL SURVIVE THE UNENFORCEABILITY OR OTHER FAILURE OF ANY PROVISION OF THIS AGREEMENT THAT PURPORTS TO EXCLUDE OR LIMIT REMEDIES OR LIABILITY.

10.4. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES AGREE THAT EACH OF THE RELEASES, DISCLAIMERS, LIMITATIONS AND EXCLUSIONS CONTAINED IN SECTIONS 10.1 THROUGH 10.4, INCLUSIVE, SHALL INDEPENDENTLY APPLY REGARDLESS OF (i) THE FORM OF ACTION (INCLUDING ANY ACTION IN CONTRACT OR BASED ON WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR STATUTE), (ii) ANY CLAIM OR FINDING THAT ANY BREACH OF OR DEFAULT UNDER THIS AGREEMENT WAS TOTAL OR FUNDAMENTAL, (iii) THE TYPE OF DAMAGES, (iv) ANY CLAIM OR FINDING WITH RESPECT TO THE ADEQUACY, FAILURE, PURPOSE OR SUFFICIENCY OF ANY REMEDY OFFERED OR PROVIDED FOR UNDER THIS AGREEMENT AND (v) WHETHER A PERSON WAS INFORMED OR AWARE OF, OR OTHERWISE COULD HAVE ANTICIPATED THE POSSIBILITY OF, SUCH DAMAGES OR LIABILITY.

10.5. IF, IN A FINAL DECISION OF A COURT OF COMPETENT JURISDICTION (NOT SUBJECT TO FURTHER APPEAL), IT IS HELD THAT ANY OF THE FOREGOING RELEASES, DISCLAIMERS, LIMITATIONS OR EXCLUSIONS MAY NOT BE ENFORCED, EVEN THOUGH THE EXPRESS PROVISIONS HEREOF PROVIDE FOR SUCH RELEASE, DISCLAIMER, LIMITATION OR EXCLUSION AND THE PARTIES INTEND SUCH EXCLUSION OR RELEASE TO BE ENFORCED, THEN IN SUCH JURISDICTION, LINKSHARE'S LIABILITY IS LIMITED TO THE SMALLEST AMOUNT PERMITTED BY LAW.

10.6. THE OBLIGATIONS OF EACH PARTY ARE SOLELY CORPORATE (OR OTHER ORGANIZATIONAL) OBLIGATIONS, NO AFFILIATE, STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT OR AGENT OF EITHER PARTY SHALL BE SUBJECT TO ANY PERSONAL LIABILITY WHATSOEVER TO THE OTHER PARTY OR ANY OF ITS AFFILIATES, STOCKHOLDERS OR CREDITORS OR ANY OTHER PERSON OR ENTITY, NOR SHALL ANY SUCH CLAIM BE ASSERTED (DIRECTLY, DERIVATIVELY OR OTHERWISE) BY OR ON BEHALF OF EITHER PARTY OR ANY OF ITS SUCCESSORS OR ASSIGNS.

10.7. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MEMBER AGREES THAT REGARDLESS OF ANY STATUTE OR LAW TO THE CONTRARY, ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATED TO PARTICIPATION IN ANY NETWORK, THE PROGRAM OF ANY MERCHANT OR THIS AGREEMENT MUST BE FILED WITHIN ONE YEAR AFTER SUCH CLAIM OR CAUSE OF ACTION AROSE, OR BE FOREVER BARRED.

10.8. EACH PARTY ACKNOWLEDGES THAT EACH OF THE PROVISIONS OF THIS SECTION 10 CONSTITUTE AN ESSENTIAL ELEMENT OF THE BENEFIT OF THE BARGAIN REFLECTED IN THIS AGREEMENT, AND BUT FOR SUCH PROVISIONS, LINKSHARE WOULD NOT PERMIT YOU TO ACCESS AND USE ANY NETWORK OR WOULD REQUIRE YOU TO PAY FEES OR OTHER CONSIDERATION FOR SUCH ACCESS OR USE THAT EITHER HAVE NOT BEEN REQUIRED OR THAT WOULD BE IN EXCESS OF ANY THAT SUCH CONSIDERATION NOW OR HEREAFTER REQUIRED.

10.9. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES OR THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES. ACCORDINGLY, SOME OF THE ABOVE EXCLUSIONS, LIMITATIONS, RELEASES AND DISCLAIMERS MAY NOT APPLY TO YOU. IN PARTICULAR, NOTHING IN THIS AGREEMENT SHALL AFFECT THE APPLICABLE STATUTORY RIGHTS OF ANY CONSUMER THAT MAY NOT, BY LAW, BE WAIVED, RELEASED, LIMITED OR EXCLUDED OR RESTRICTED, IN ANY WAY OR TO ANY EXTENT NOT PERMITTED BY APPLICABLE LAW, ANY LIABILITY OF LINKSHARE FOR DEATH OR PERSONAL INJURY ARISING FROM THE NEGLIGENCE OR FRAUD OF LINKSHARE. YOU ACKNOWLEDGE AND AGREE, HOWEVER, THAT EACH LINKSHARE NETWORK IS DESIGNED FOR USE IN CONNECTION WITH THE CONDUCT OF A BUSINESS, THAT NONE OF THE LINKSHARE NETWORKS IS INTENDED TO BE USED BY CONSUMERS AND THAT YOU SHALL NOT USE ANY NETWORK OR ANY OF LINKSHARE'S SERVICES IN YOUR CAPACITY AS A CONSUMER.

SECTION 11. TERMINATION; ABSENCE OF UNEXPRESSED EXPECTATIONS; YOUR INDEMNIFICATION OBLIGATIONS

11.1. Either You or LinkShare, by giving the other party notice, may, at any time and with or without cause, terminate this Agreement. Upon any termination of this Agreement, You shall no longer be entitled to use any Network, all licenses and rights granted to You hereunder shall terminate, You shall immediately cease use of, and remove from Your Site(s), all links created though any Network and all Content or items provided by or on behalf of LinkShare to You in connection with any Network and You shall immediately return or destroy all confidential information and trade secrets of LinkShare in the possession or control of You or any of Your employees, representatives or agents. Subject to Section 10, all rights or remedies arising out of a breach of any terms of this Agreement shall survive any termination of this Agreement or Your participation in any Network. Your representations and warranties in this Agreement shall survive execution, delivery, acceptance, performance, expiration or termination of this Agreement. In addition, the provisions of this Agreement which, by their nature, should survive expiration or termination of this Agreement or Your participation in any Agreement (including the provisions of Sections 2, 3.6, 4.3 through 4.9, inclusive, 6.3, 6.7, 7, 8, , 9.1 through 9.8, inclusive, 10.1 through 10.9, inclusive, 11.1 through 11.3, inclusive, 12 and 13, and the last sentence of each of Sections 4.1, 4.4 and 8.7 of this Affiliate Membership Agreement) shall survive expiration or any termination of this Agreement.

11.2. You and LinkShare desire to avoid the uncertainty and the potential for discord that would exist if the unstated expectation of either of the parties could be used to gain advantage through litigation, or expectations stated or expressed outside the confines of this Agreement could become actionable even though the other party does not agree with those expectations or has not assented to them. You and LinkShare, therefore, agree that (i) it is unreasonable for either party to have or rely on an expectation that is not reflected in this Agreement, (ii) either party that has or develops an expectation contrary to or in addition to the contents of this Agreement has a duty to immediately inform the other party and promptly seek to have this Agreement amended to reflect the expectation; and (iii) the failure of a party who has or develops an expectation contrary to or in addition to the contents of this Agreement to obtain an amendment shall be evidence that the expectation was not reasonable and estops that party from asserting that expectation as a basis for any claim against the other party. Neither party has a duty to agree to any such proposed amendment.

11.3. You agree to indemnify and hold harmless LinkShare and the other Released Persons for and against any and all claims, actions, demands, liabilities, losses, damages, penalties, interest, judgments, settlements, costs and expenses (including reasonable attorneys' fees) that directly or indirectly arise out of or are based on (i) any misrepresentation or breach of any warranty, covenant or agreement made by You in this Agreement or any Engagement, (ii) operation of any of Your Site(s), (iii) any violation by You of any law, regulation or rule, (iv) Your use of any Network, (v) any claim related to any of Your Site(s), Your acts or omissions, Your participation in any Network or any Program, any Content, goods or services offered, sold or otherwise made available by You to any person, or Your acts or omissions in using, displaying or distributing any Links obtained or formed through any Network, (vi) any claim that LinkShare is obligated to pay tax obligations in connection with compensation paid to You pursuant to any such program, (vii) any violation or alleged violation by You of any rights of another, including Your use of any Content, trademarks, service marks, trade names, copyrighted or patented material, or other intellectual property used in connection with Your Site(s) or (viii) any claim of any violation by LinkShare or any other Released Person of any law, rule or regulation that is a direct or indirect result of Your use of any Network or the provision of LinkShare's gathering or storage of data or tracking, reporting or other services, other than any knowing and intentional violation by LinkShare or other such Released Person. LinkShare reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by You, but doing so shall not excuse Your indemnity obligations. LinkShare shall have the right to participate in the defense of all claims as to which it does not assume defense and control, and You shall not settle any such claim without LinkShare's prior written consent. You also agree to indemnify LinkShare for any reasonable legal fees or other costs incurred by LinkShare, acting reasonably, in investigating or enforcing its rights under this Agreement.

SECTION 12. LINKSHARE MAY REQUIRE BINDING ARBITRATION

You agree that, if requested by LinkShare, any controversy between You and, or by You against, LinkShare or any of the other Released Parties directly or indirectly arising out of or relating in any way to this Agreement or any Network or Program (including the performance, construction or breach of this Agreement) shall be submitted to and finally settled by binding arbitration before a single arbitrator reasonably satisfactory to both parties in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Any such controversy or claim so submitted to arbitration shall be arbitrated on an individual basis, and shall not be consolidated in any arbitration with any claim or controversy of any third party. The arbitration shall be conducted in the Borough of Manhattan of New York City, New York and judgment on the arbitration award may be entered into any court having jurisdiction. Either You or LinkShare may seek any interim or preliminary injunctive relief from a court of competent jurisdiction in New York County, New York necessary to protect its rights or property pending the completion of arbitration. If You are not residing in the United States at the time of any such controversy or claim, You agree to the following additional provisions:

(i) You waive any objection to the place designated above for the arbitration;

(ii) You agree to the personal jurisdiction and venue of the federal and state courts sitting in the Borough of Manhattan, State of New York, U.S.A. to interpret and enforce the arbitration provisions of this Agreement; and

(iii) all arbitrations shall be held in the English language.

You expressly acknowledge that You understand that if LinkShare requires arbitration:

(i) the decision in the arbitration shall be final and binding on the parties;

(ii) except as provided above as to injunctive relief, you are waiving your right to seek remedies in court, including the right to jury trial;

(iii) pre-arbitration discovery is generally more limited than and different than in court proceedings; and

(iv) the arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrator is strictly limited.

SECTION 13. MISCELLANEOUS

13.1. Independent Contractors. The parties are independent contractors and nothing in this Agreement shall confer upon either party any authority to obligate or bind the other in any respect. Neither this Agreement nor any course of dealing between the parties shall confer upon You any exclusive right with respect to any Network or LinkShare's software or services.

13.2. Force Majeure. LinkShare shall not be liable to You by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, interruptions in telecommunications services or Internet access, or any other cause which is beyond the reasonable control of LinkShare, whether or not similar to the foregoing.

13.3. Assignability. Neither the rights nor the obligations arising under this Agreement are assignable or transferable by You, and any such attempted assignment or transfer shall be void and without effect. LinkShare may assign this Agreement to any successor, affiliate or assign. If LinkShare sells or otherwise transfers ownership of any Network to any corporate affiliate of LinkShare, a joint venture in which LinkShare has an equity interest or an entity which licenses LinkShare's technology or any other third party, then LinkShare may assign this Agreement, insofar as it relates to such Network, to such transferee, whereupon the rights, obligations and liabilities of LinkShare under this Agreement, insofar as it relates to such Network, shall be those of such third party and not of LinkShare, but this Agreement, insofar as it relates to each other Network, shall continue in effect as binding obligations of You and LinkShare.

13.4. Severability; Waiver of Conflicting Laws. If any provision of this Agreement, or its application to any person or circumstance, is held by a court with jurisdiction to be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect. Such court may substitute therefor a suitable and equitable provision to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision. If any provision of this Agreement shall be judicially unenforceable in any jurisdiction, such provision shall not be affected with respect to any other jurisdiction. If any provision of this Agreement is or shall become inconsistent with or unenforceable under any provision of applicable law that may be waived or the applicability of which may otherwise be varied or excluded by You or by You and LinkShare, then You or You and LinkShare (as the case may be) hereby waive or exclude the applicability of such provision of law. Without limiting the generality of the immediately preceding sentence, to the maximum extent permitted by applicable law, the parties agree that the provisions of the Uniform Computer Information Transactions Act, as it may have been or hereafter may be in effect in any jurisdiction, shall not apply to this Agreement or any course of dealing between the parties.

13.5. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of New York. Each party consents to the jurisdiction of the Federal and New York State courts sitting in New York County, New York (and the appellate courts to which judgments of such Federal and State courts may be appealed), and agrees to commence any litigation hereunder in one of those courts.

13.6. Waiver of Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement.

13.7. Entire Agreement; Third Party Beneficiaries. This Agreement is the entire agreement between the parties pertaining to its respective subject matter, and all written or oral agreements, representations, warranties or covenants, if any, previously existing between the parties with respect to such subject matter are canceled. The statements made by LinkShare on any of its Websites or otherwise than in an express provision of this Agreement are not representations or warranties and do not create contractual obligations. If, prior to the date of this Agreement, the parties have entered into a separate confidentiality agreement and there is any conflict or inconsistency between this Agreement and such separate confidentiality agreement, the terms of this Agreement shall prevail and govern with respect to the information provided pursuant to this Agreement. Except as provided in Section 10 with respect to the Released Parties, there are no third party beneficiaries of this Agreement. Without limiting the generality of the immediately preceding sentence, if this Agreement requires that You refrain from acting in ways that may violate the rights or otherwise harm third parties or requires that You take an action (such as maintaining a privacy policy) that may be considered to indirectly benefit third parties, that requirement is included for the purpose of defining the conditions upon which You are authorized to use any Network, to permit LinkShare to terminate this Agreement or pursue other remedies for its own benefit if You behave contrary to such requirement and to insure that You will be responsible if any claim is made against LinkShare by any third party because of any of Your acts or omissions. Such requirement is not intended, however, to create any right on the part of, or any duty, obligation or liability on the part of LinkShare to, any third party, including any obligation to monitor Your compliance with any such requirement or take action if You do not comply. To the extent that, under applicable law and notwithstanding the foregoing statement of intent, the inclusion of any such requirement in this Agreement is held to create any such duty, obligation or liability or to confer upon LinkShare any deemed control over You or responsibility for Your acts or omissions, then such requirement shall be deemed to be stricken from this Agreement with the same effect as if it was never a part hereof, without, however, affecting any of Your indemnification obligations with respect to any claim arising out of Your acts or omissions that would otherwise violate such requirement or any of LinkShare's rights or remedies otherwise available.

13.8. Amendments and Waivers. Any amendments of this Agreement must be in writing and signed by both parties. No failure or delay in exercising any power, right, or remedy under this Agreement shall operate as a waiver. A waiver on the part of LinkShare, to be effective, must be written and signed by an officer of LinkShare and physically delivered to You.

13.9. Remedies Are Cumulative. Unless otherwise expressly stated in this Agreement, all remedies available under or with respect to this Agreement (including any right to terminate this Agreement granted in this Agreement) are cumulative and in addition to all other remedies, if any, available at law or in equity. The exercise of any right to terminate this Agreement or suspend access or service granted a party in this Agreement shall not result in a breach of this Agreement by such party, and neither the exercise of such right nor any consequence thereof shall give rise to or be the basis for any claim by or liability to the other party, whether in contract, tort or otherwise, even if the terminating party was informed or aware of, or otherwise could have anticipated the possibility of, such consequence.

13.10. Public Statements. Any press release or other public announcement by You regarding this Agreement or any LinkShare Network or that mentions LinkShare shall require the prior approval of LinkShare. You agree that You shall not disparage LinkShare or any of the LinkShare Networks.

13.11. Exercise of Discretion. Where this Agreement states that any consent, approval, agreement or other discretionary action on the part of LinkShare is in its discretion, then such consent, approval, agreement or other action can be withheld for any reason or no reason or conditioned in any manner desired by such party, in each case in such party's sole and absolute discretion.

13.12. Citizens or Residents Outside of the U.S.A. Information LinkShare publishes on the Web may contain references or cross references to LinkShare's products, programs and services that are not announced or available in Your country. Such references do not imply that LinkShare intends to announce or make available such products, programs or services in

Your country. LinkShare makes no representations or warranties that any LinkShare Network, the Content on LinkShare's Website(s), LinkShare's products or services are appropriate or available for use in other locations, and access to or use of them from or in territories where their Contents are illegal or where access or use would subject LinkShare to taxes, laws or regulations that otherwise would not apply or to the jurisdiction of any court or other governmental authority to which it would not otherwise be subject is prohibited. You are, in any event, responsible for compliance with all laws and regulations that apply to Your use of any Network or LinkShare's products or service.

 2002. LinkShare Corporation. All Rights Reserved.